EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS RESULTS FOR THE

QUARTER ENDED SEPTEMBER 30, 2013

ANGLETON, TX, OCTOBER 24, 2013 – Benchmark Electronics, Inc. (NYSE: BHE), a leading integrated contract manufacturing provider, today announced financial results for the third quarter which ended September 30, 2013.

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012
Net sales (in millions)	$600	$608	$611
Net income (in millions)	$24	$8	$19
Net income – non-GAAP (in millions)	$17	$17	$18
Diluted EPS	$0.43	$0.16	$0.34
Diluted EPS – non-GAAP	$0.31	$0.31	$0.31
Operating margin (%)	4.9%	2.1%	4.1%
Operating margin – non-GAAP (%)	3.5%	3.5%	3.7%

“We are pleased with the results for the quarter with revenues and earnings in line with our expectations,” said President and CEO Gayla J. Delly. “In the third quarter, we experienced revenue growth in three of our five industries that we serve and expect growth in all industry sectors next quarter. Expected strong fourth quarter revenue growth is reflective of the new program ramps and are further diversified with revenue contribution from our recent acquisitions.”

Third Quarter 2013 Highlights

•         Revenue of $600 million decreased slightly from Q2 2013.

•         Top customer represented 15% of revenue.

•         New program bookings in Q3 2013 were $145 million to $170 million.

•         Restructuring and integration and acquisition-related costs totaled $1 million.

•         Cash flows provided by operating activities for Q3 2013 were approximately $39 million, which included approximately $10 million of Thailand flood insurance recoveries. The recovery process with our insurance carriers is ongoing.

•         Cash and long-term investments balance was $437 million at September 30, 2013.

•         Accounts receivable was $424 million at September 30, 2013; calculated days sales outstanding were 64 days compared to 69 days at June 30, 2013 and 67 days at September 30, 2012.

•         Inventory was $395 million at September 30, 2013; inventory turns were 5.6 times compared to 6.4 at June 30, 2013 and 6.0 at September 30, 2012.

•         Repurchases of common shares for the third quarter totaled $9 million or 431 thousand  shares.

•         Operating margins of 3.5% were maintained despite late quarter order reductions and headwinds associated with new product ramps.

Subsequent Events

We acquired the EMS segment of CTS Corporation for $75 million. The acquired business has a footprint of five locations (4 in North America and 1 in Asia).

Third Quarter Industry Sector Update

The following table sets forth revenue by industry sector for the quarters ended September 30, 2013, June 30, 2013 and September 30, 2012.

	September 30,	June 30,	September 30,
	2013	2013	2012
Computers and related products for business
enterprises	30%	29%	30%
Industrial control equipment	31	30	27
Telecommunication equipment	20	23	28
Medical devices	12	12	10
Testing and instrumentation products	7	6	5
	100%	100%	100%

Fourth Quarter 2013 Outlook

•         Revenue between $685 and $715 million.

•         Diluted earnings per share between $0.34 and $0.38 (excluding restructuring, acquisition and Thailand flood related items).

Conference Call Details

A conference call hosted by Benchmark management will be held today at 10:00 am (Central time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark Electronics, Inc. provides integrated manufacturing, design and engineering services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment (which includes equipment for the aerospace and defense industry), testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include facilities in seven countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

979-849-6550 (ext. 1361) or lisa.weeks@bench.com

Non-GAAP Financial Measures

This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore are not in accordance with generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the Company’s performance and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain items to better assess operating performance and to help investors compare our results with our previous guidance. The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements

This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, the statement “expected strong fourth quarter revenue growth is reflective of the new program ramps and are further diversified with revenue contribution from our recent acquisitions”, our sales and diluted earnings per share (excluding special items) guidance for the fourth quarter of 2013, as well as other statements, express or implied, concerning: the potential recovery of insurance proceeds; future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of this release, and Benchmark assumes no obligation to update any such forward-looking statements. Persons are advised to consult further disclosures on related subjects in Benchmark’s Form 10-K for the year ended December 31, 2012, in its other filings with the Securities and Exchange Commission and in its press releases.

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Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Sales	$599,658	$610,769	$1,749,624	$1,834,217
Cost of sales	554,218	565,989	1,622,983	1,702,938
Gross profit	45,440	44,780	126,641	131,279
Selling, general and administrative expenses	24,501	22,453	70,211	67,733
Restructuring charges and integration
and acquisition-related costs	1,214	523	7,323	773
Asset impairment charge and other	-	-	2,606	-
Thailand flood related items, net of insurance	(9,748)	(3,078)	(9,748)	11,798
Income from operations	29,473	24,882	56,249	50,975
Interest expense	(481)	(443)	(1,403)	(1,090)
Interest income	292	326	997	935
Other income, net	745	178	560	96
Income before income taxes	30,029	24,943	56,403	50,916
Income tax expense	6,303	5,629	12,733	12,424
Net income	$23,726	$19,314	$43,670	$38,492

Earnings per share:
Basic	$0.44	$0.35	$0.80	$0.68
Diluted	$0.43	$0.34	$0.80	$0.67

Weighted-average number of shares used in calculating earnings per share:
Basic	54,087	55,814	54,361	56,750
Diluted	54,611	56,028	54,868	57,054

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(in thousands)
	September 30,	December 31,
	2013	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$426,560	$384,579
Accounts receivable, net	423,564	459,081
Inventories, net	394,977	324,041
Other current assets	43,225	46,490
Total current assets	1,288,326	1,214,191
Long-term investments	10,617	10,324
Property, plant and equipment, net	173,336	176,104
Goodwill, net	37,912	37,912
Other, net	53,377	62,946
Total assets	$1,563,568	$1,501,477

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of capital lease obligations	$560	$497
Accounts payable	300,973	260,622
Accrued liabilities	62,141	69,396
Total current liabilities	363,674	330,515
Capital lease obligations, less current installments	9,672	10,103
Other long-term liabilities	22,469	21,334
Shareholders’ equity	1,167,753	1,139,525
Total liabilities and shareholders’ equity	$1,563,568	$1,501,477